Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the quarterly report on Form 10-Q of Legend International Holdings, Inc. (the "Company") for the quarter ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "report"), the undersigned, Joseph Isaac Gutnick, Chief Executive Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

         (1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date:  November 13, 2008


                                 /s/ Joseph Isaac Gutnick
                                 ------------------------------------
                                 Joseph Isaac Gutnick
                                 Chairman of the Board, President and
                                 Chief Executive Officer
                                 (Principal Executive Officer)

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